UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) CenturyLink, Inc. 2018 Equity Incentive Plan. As disclosed in Item 5.07 below, at the Annual Meeting, our shareholders voted to approve an amendment (the “Amendment”) to the CenturyLink 2018 Equity Incentive Plan (the “2018 Plan”), which increased the number of authorized Common Shares from 34,600,000 to 75,600,000 available for grant, reflecting a 41,000,000 increase in Common Shares. Shareholders originally approved the 2018 Plan on May 23, 2018 during the 2018 annual meeting of shareholders. Key employees, officers and directors of the Company and our consultants or advisors are eligible to receive awards under the 2018 Plan. Awards may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of our Common Shares.

You can find a summary of the principal features of the Amendment in our definitive proxy statement for the Annual Meeting, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2020. The foregoing description of the Amendment and the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the 2018 Plan, a copy of which is filed as Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2020, CenturyLink, Inc. (the “Company”) held its 2020 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, there were a total of 1,097,907,499 shares entitled to vote (consisting of 1,097,900,481 shares of common stock and 7,018 shares of Series L preferred stock, which vote together as a single class), of which 965,530,030 shares were present or represented by proxy.

The Company’s independent inspector of election reported the vote of shareholders at the Annual Meeting as follows:

(a)     Proposal 1. Shareholders elected 11 directors to serve until the Company’s 2020 Annual Meeting based on the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Martha H. Bejar	742,650,054	18,220,152	2,586,762	202,073,062
Virginia Boulet	703,486,403	57,192,730	2,777,835	202,073,062
Peter C. Brown	733,919,020	26,758,465	2,779,483	202,073,062
Kevin P. Chilton	745,616,870	15,004,938	2,835,160	202,073,062
Steven T. Clontz	738,723,210	21,700,165	3,033,593	202,073,062
T. Michael Glenn	743,544,539	17,131,195	2,781,234	202,073,062
W. Bruce Hanks	709,958,567	50,743,429	2,754,972	202,073,062
Hal S. Jones	748,975,359	11,597,413	2,884,196	202,073,062
Michael J. Roberts	737,746,796	22,897,616	2,812,556	202,073,062
Laurie A. Siegel	722,423,726	38,447,473	2,585,769	202,073,062
Jeffrey K. Storey	748,151,951	13,032,567	2,272,450	202,073,062

(b)     Proposal 2. Shareholders ratified the appointment of KPMG LLP as the Company’s independent auditor for 2020, based on the following vote:

For	881,515,753
Against	80,935,794
Abstain	3,078,483
Broker non-votes	N/A

(c)     Proposal 3. Shareholders approved an amendment to the Company’s 2018 Equity Incentive Compensation Plan, based on the following vote:

For	723,301,763
Against	35,394,766
Abstain	4,760,439
Broker non-votes	202,073,062

(d)     Proposal 4. Shareholders approved, on an advisory basis, the overall compensation of the Company’s named executive officers (the “say-on-pay” vote), based on the following vote:

For	564,417,118
Against	194,240,932
Abstain	4,798,918
Broker non-votes	202,073,062

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Amended and Restated CenturyLink, Inc. 2018 Equity Incentive Plan

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

Dated: May 22, 2020